                                                          Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Reports Third Quarter 2009 Financial Results

Quarterly Revenue Increases 37%

East Hanover, N.J., November 9, 2009 – Comverge, Inc. (NASDAQ: COMV), a leading provider of comprehensive smart grid, demand management, and energy efficiency solutions, today announced third quarter financial and operating results for 2009.

“Our third quarter performance kept us firmly on track to meet or exceed our targets for annual growth in megawatts under management and estimated future contract revenue,” said Michael D. Picchi, Interim President and CEO of Comverge.  “Our operational execution remained solid as we realized 37% year-over-year revenue growth, grew our Virtual Peaking Capacity deferred revenues 36%, and built out 18 megawatts of capacity in these programs.  We remain confident about the outlook for our performance in the remainder of this year.”

Picchi continued, “The awarding of $3.4 billion in stimulus funds by the Department of Energy to support smart grid projects that modernize the U.S. electricity grid under the American Recovery and Reinvestment Act is an exciting and unique opportunity. A number of our utility customers will be recipients of stimulus funds and Comverge expects our leading demand management solutions to be part of a number of these smart grid projects.”

Financial Summary

Third quarter revenues for 2009 were $33.2 million compared to $24.3 million in the third quarter of 2008, a 37% increase.  Revenues for both periods exclude revenues from residential Virtual Peaking Capacity (VPC) contracts, which are deferred and recognized in the fourth quarter.  Deferred revenue on the balance sheet from the VPC contracts was $25.0 million as of September 30, 2009 compared to $4.3 million at year-end 2008, an increase of $20.7 million during the first nine months of 2009.  The $20.7 million increase during the first nine months of 2009 is compared to a $15.2 million increase in VPC deferred revenue during the first nine months of 2008, a 36% increase.

Adjusted EBITDA for the third quarter of 2009 was a negative $3.9 million compared to a negative $4.7 million for the third quarter of 2008.  Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash stock compensation expense (see Schedule 5 – Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure).

Net loss for the third quarter of 2009 was $9.4 million, or $0.44 per share basic and diluted, compared to a net loss of $81.8 million, or $3.85 per share basic and diluted for the third quarter of 2008. Net loss for the third quarter of 2009 included a one time expense of $4.3 million, or $0.20 per share basic and diluted, related to the retirement of Robert M. Chiste, the company’s former President and CEO.  Net loss for the third quarter of 2008 included a non-cash impairment charge for goodwill and certain intangible assets of $75.4 million. Net of a $1.0 million tax benefit, the net non-cash impairment charge of $74.4 million was a loss of $3.49 per share in the third quarter of 2008.

Business Highlights

Comverge third quarter 2009 business highlights include:

•
Entered into a 5-year agreement with a major Virginia-based energy provider to provide 117 megawatts of contracted demand side management capacity from commercial and industrial consumers, supply more than 150,000 advanced metering infrastructure compatible energy management devices for residential customers and provide our Apollo® Demand Response Management System software.

•	Announced that our 4-year, 40 megawatt VPC contract with Southern California Edison (SCE) had received regulatory approval.

•	Increased total megawatts under management by 63 megawatts during the third quarter of 2009. As of September 30, 2009 total megawatts under management were:

-	Megawatts under long-term contracts, with regulatory approval 919

-	Megawatts under open market programs 1181

-	Megawatts to be provided under turnkey programs 320

-	Megawatts managed for a fee 437

-	Total megawatts 2857

Recent Developments and Current Outlook

Comverge announced the appointment of A. Laurence Jones, Joseph M. O'Donnell and Scott B. Ungerer to its Board of Directors effective October 26, 2009.

Comverge's management and Board of Directors use three metrics to measure the company's operational progress: (i) megawatts owned under long-term contracts, (ii) megawatts managed under open market programs, and (iii) estimated future revenues from long-term contracts.  We believe these metrics are the most important to the growth and long-term success of the company.

Our 2009 targets for growth in these metrics and our progress towards these metrics in the first nine months of 2009 are:

-- Add a net 275 megawatts of capacity under long-term contracts. 218 megawatts of capacity under long-term contracts were added during the first nine months of 2009;

-- Add a net 225 megawatts in open market programs. 287 megawatts were added in open market programs during the first nine months of 2009; and

-- Add a net $150 million increase in the amount of estimated future revenues from long-term contracts. A net $169 million in estimated future revenues were added in the first nine months of 2009.

As of the date of this release, we have 1015 megawatts under long-term capacity contracts which represents approximately $527 million of estimated future contract revenues.  Of these amounts, 117 megawatts of capacity under long-term contracts representing an expected $32 million in contracted future revenues, are still awaiting regulatory approval.  Furthermore, we have been awarded 683 megawatts of capacity in the 2012–2013 PJM Economic Load Response Program, or ELRP.  In the event we receive regulatory approval on these 117 megawatts and we secure adequate load capacity to meet our obligations under the 2012-2013 PJM ELRP, we will exceed 3,300 in total megawatts managed.

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below under the caption “Caution Regarding Forward Looking Statements” and in our filings with the Securities and Exchange Commission.

Additional Information

Comverge will discuss these results for the third quarter as well as its expectations for the future in a conference call scheduled today at 10:00 a.m. EDT.  To participate in the call, dial 888-713-4541 or 913-312-1502 for international participants.

An audio replay of the call will be available beginning November 9, 2009 at 1:00 p.m. and available until November 16, 2009 12:00 a.m. EST, (midnight) by dialing in 888-203-1112 (719-457-0820 for international participants) and using conference code number 9490642.  Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com.

Additional financial information can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which has been filed today with the Securities and Exchange Commission.

About Comverge
Comverge, with over 3300 megawatts of clean energy capacity under management, is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.  Virtual Peaking Capacity is a registered trademark of Comverge, Inc.  Apollo is a trademark of Comverge, Inc.

Caution Regarding Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected revenue guidance, projected contracted revenues, projected regulatory changes or approvals, potential incremental revenue from stimulus funding, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distributio of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations                                                                                   Media Relations
Dan Pfeffer                                                                                       Kristin Mastrandrea
VP, Treasurer-Investor Relations                                                                                            Communications Manager
678-802-8302, invest@comverge.com                                                                                     973-434-7157, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Product	$6,263	$4,796	$16,176	$12,247
Service	26,932	19,489	41,864	32,012
Total revenue	33,195	24,285	58,040	44,259

Cost of revenue
Product	3,793	2,973	9,879	7,672
Service	19,948	14,060	28,451	21,102
Total cost of revenue	23,741	17,033	38,330	28,774

Gross profit	9,454	7,252	19,710	15,485
Operating expenses
General and administrative expenses	12,419	9,507	28,409	26,423
Marketing and selling expenses	4,340	4,314	12,782	12,194
Research and development expenses	1,158	140	3,483	676
Amortization of intangible assets	553	610	1,657	1,922
Impairment charges	-	75,432	-	75,432

Operating loss	(9,016)	(82,751)	(26,621)	(101,162)

Interest and other expense, net	376	158	940	14

Loss before income taxes	(9,392)	(82,909)	(27,561)	(101,176)

Provision (benefit) for income taxes	52	(1,140)	159	(970)

Net loss	$(9,444)	$(81,769)	$(27,720)	$(100,206)

Net loss per share
Basic and diluted	$(0.44)	$(3.85)	$(1.29)	$(4.75)

Weighted average shares used in computation	21,551,171	21,258,430	21,442,715	21,101,887

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
Utility Products & Services	$9,185	$6,042	$23,785	$15,507
Residential Business	2,285	5,577	9,256	10,680
Commercial & Industrial Business	21,725	12,666	24,999	18,072
Total Revenue	$33,195	$24,285	$58,040	$44,259

Cost of Revenue:
Utility Products & Services	$5,506	$3,459	$13,745	$8,877
Residential Business	1,272	3,165	5,605	5,784
Commercial & Industrial Business	16,963	10,409	18,980	14,113
Total Cost of Revenue	$23,741	$17,033	$38,330	$28,774

Gross Profit:
Utility Products & Services	$3,679	$2,583	$10,040	$6,630
Residential Business	1,013	2,412	3,651	4,896
Commercial & Industrial Business	4,762	2,257	6,019	3,959
Total Gross Profit	$9,454	$7,252	$19,710	$15,485

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$22,799	$19,571
Restricted cash	1,000	1,968
Marketable securities	27,170	28,276
Accounts receivable, net	11,963	18,877
Billed accounts receivable, net	18,963	5,908
Unbilled accounts receivable	6,123	4,960
Deferred costs	12,794	2,197
Other current assets	1,315	1,273
Total current assets	102,127	83,030

Restricted cash	3,096	2,089
Property and equipment, net	22,215	20,572
Intangible assets, net	9,488	10,251
Goodwill	8,179	8,179
Other assets	848	1,036
Total assets	$145,953	$125,157

Liabilities and Shareholders' Equity
Accounts payable	6,511	7,672
Accrued expenses	16,343	8,006
Deferred revenue	27,327	6,694
Current portion of long-term debt	4,012	3,226
Other current liabilities	6,778	2,400
Total current liabilities	60,971	27,998

Deferred revenue	2,525	2,220
Long-term debt	32,654	24,888
Other liabilities	2,877	2,391
Total long-term liabilities	38,056	29,499

Common stock	22	22
Additional paid-in capital	227,700	220,638
Common stock held in treasury	(211)	(119)
Accumulated deficit	(180,650)	(152,930)
Accumulated other comprehensive income	65	49
Total shareholders' equity	46,926	67,660
Total liabilities and shareholders' equity	$145,953	$125,157

SCHEDULE 4
COMVERGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net loss	$(9,444)	$(81,769)	$(27,720)	$(100,206)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	298	289	810	664
Amortization of intangible assets	724	610	2,089	1,922
Stock-based compensation	3,986	1,664	6,803	5,416
Impairment charges	-	75,432	-	75,432
Other	136	(725)	780	(693)
Changes in working capital	1,512	8,571	23,860	6,846
Net cash provided by (used in) operating activities	(2,788)	4,072	6,622	(10,619)

Cash flows from investing activities
Changes in restricted cash	(928)	1,790	(39)	(722)
Purchases of marketable securities	(10,296)	(8,797)	(24,777)	(31,642)
Maturities of marketable securities	4,500	6,346	25,750	35,826
Purchases of property and equipment	(4,425)	(4,761)	(13,011)	(9,193)
Cash paid for acquisitions, net	-	(48)	-	(48)
Net cash used in investing activities	(11,149)	(5,470)	(12,077)	(5,779)

Cash flows from financing activities
Borrowings under debt facilities, net	2,803	1,904	8,552	5,598
Other	128	95	131	(300)
Net cash provided by financing activities	2,931	1,999	8,683	5,298

Net change in cash and cash equivalents	(11,006)	601	3,228	(11,100)
Cash and cash equivalents at beginning of period	33,805	28,054	19,571	39,755
Cash and cash equivalents at end of period	$22,799	$28,655	$22,799	$28,655

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net loss	$(9,444)	$(81,769)	$(27,720)	$(100,206)
Depreciation and amortization	1,022	899	2,899	2,586
Interest expense (income), net	459	171	1,007	(30)
Provision (benefit) for income taxes,net	52	(1,140)	159	(970)
EBITDA	(7,911)	(81,839)	(23,655)	(98,620)
Non-cash stock compensation expense	3,986	1,664	6,803	5,416
Non-cash impairment charge	-	75,432	-	75,432
Adjusted EBITDA	$(3,925)	$(4,743)	$(16,852)	$(17,772)

See "Non-GAAP Financial Information" above in this earnings press release for information on the use of this Non-GAAP financial measure